Exhibit 99.1

+44 (0)20 7645 2400 (t)
December 19, 2013	+44 (0)20 7645 2424 (f)
wilmerhale.com
Securities and Exchange Commission
Division of Corporation Finance
Office of the Chief Accountant
100F Street NE
Washington, DC 20549

Re:                             uniQure B.V. Registration Statement on Form F-1 Confidentially Submitted November 8, 2013 and December 19, 2013 - Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

On behalf of our client, uniQure B.V. a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Company”), and in connection with a proposed initial public offering of the Company’s ordinary shares, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”) the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained.  See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of initial submission on November 8, 2013, the Company’s Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, because it contains audited financial statements for the two years ended December 31, 2011 and 2012 and unaudited financial statements for the six months ended June 30, 2012 and 2013, and at the time of our second confidential submission on December 19, 2013, the Company’s Registration Statement satisfied Item 8.A.4 of Form 20-F, because it contains audited financial statements for the two years ended December 31, 2011 and 2012 and unaudited financial statements for the nine months ended September 30, 2012 and 2013, in each case prepared in accordance with International Financial Reporting Standards.  However, the Company anticipates filing at least one amendment after December 31, 2013 containing the same financial statements as those that are contained in its second confidential filing because its audited financial statements will not be available until March 2014.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.”

See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrants must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, we as counsel to the Company, represent to the Commission that:

1.              The Company is not currently a public reporting company in any other jurisdiction.

2.              The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3.              Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.              The Company does not anticipate that its audited financial statements for the year ended December 31, 2013 will be available until March 2014.

5.              In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact David Redlick at (617) 526-6434 or Timothy Corbett at     +44 20 7645 2509, both of WilmerHale LLP, if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ WilmerHale LLP
WilmerHale LLP

cc: Piers Morgan, Chief Financial Officer, uniQure B.V.